EXHIBIT 32

Joy Global Inc.
2004 Quarterly Report on Form 10-Q

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Joy Global Inc., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  the Quarterly Report on Form 10-Q for the quarter ended January 31, 2004 (the “Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and
  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Joy Global Inc.

A signed original of this written statement required by section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Joy Global Inc. and will be retained by Joy Global Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: February 27, 2004

/s/ John Nils Hanson
John Nils Hanson
Chairman, President and Chief
Executive Officer

.

/s/ Donald C. Roof
Donald C. Roof
Executive Vice President, Chief
Financial Officer and Treasurer